Filed Pursuant to Rule 424B3 Registration Number 33-64296

SUPPLEMENT TO PROSPECTUS DATED AUGUST 4, 1993

Dated July 17, 2000

THE DETROIT EDISON COMPANY

MULTI-MODE REMARKETED SECURED NOTES, 1993 SERIES A DUE 2028

      The following discussion supplements and replaces the discussion under the captions below that was contained in the prospectus, dated August 4, 1993, relating to the initial offering of the Multi-Mode Remarketed Secured Notes, 1993 Series A Due 2028 of The Detroit Edison Company under the heading “Description of Notes.” We refer to the securities as the remarketed notes in this supplement.

      We issued the remarketed notes as a series of debt securities under the Indenture, dated as of June 30, 1993, as supplemented by the First Supplemental Indenture, dated as of June 30 , 1993, and have amended the remarketed notes by the First Amendment to the First Supplemental Indenture, dated as of July 17, 2000 (together, and as further supplemented or amended, the “Indenture”), between Detroit Edison and Bank One Trust Company, National Association, as trustee (as successor to Bankers Trust Company). As described below, the amendments add the Commercial Paper Term Mode, provide for remarketing remarketed notes at floating interest rates and modify the procedures for remarketing the remarketed notes in accordance with the current procedures of DTC. The description of the remarketed notes in this supplement amends the description set forth in the prospectus and replaces such description to the extent that they are inconsistent.

      Payment of principal of, interest on and premium, if any, on the remarketed notes will be made to DTC so long as DTC or its nominee is the registered owner of the remarketed notes. The disbursement of such payments to beneficial owners of the remarketed notes will be the responsibility of the DTC participants and the indirect participants, all as defined and more fully described in the prospectus under the caption “DTC Book-Entry-Only System.”

      Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

Interest

      General. The remarketed notes initially bore interest at a rate of 3.32% per annum (the “Initial Interest Rate”) through September 9, 1993 and for each Interest Rate Period thereafter, at the rate established in accordance with the Indenture. Hereafter, each remarketed note will bear interest at Detroit Edison’s option in either the Daily Interest Rate Mode or the Weekly Interest Rate Mode, the Commercial Paper Term Mode, the Long Term Rate Mode or the Fixed Interest Rate Mode. Unless otherwise indicated in the applicable prospectus supplement, each remarketed note may bear interest in the same or a different Interest Rate Mode from other remarketed notes. The interest rate for remarketed notes will be established periodically as described herein by a remarketing agent selected by Detroit Edison. Detroit Edison also may appoint one or more standby remarketing agents for any remarketing agent on the terms described in the prospectus and this supplement.

      Unless otherwise indicated in the applicable prospectus supplement, interest will be payable on any remarketed note at maturity and (i) bearing interest at the Initial Interest Rate, on the first Business Day after the expiration of the Initial Interest Rate; (ii) for any Interest Rate Period in the Commercial Paper Term Mode, on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period for such remarketed note and on such other dates (if any) as will be established upon conversion of such remarketed note to the Commercial Paper Term Mode or upon remarketing of the remarketed note in a new Interest Rate Period in the Commercial Paper Term Mode; (iii) in the Daily or Weekly Interest Rate Mode, on the first Business Day of each month (unless such day is less than 11 days after conversion to such Interest Rate Mode, in which case interest will be payable on the first Business Day of the next succeeding month); (iv) in the Long Term Rate Mode or Fixed Interest Rate Mode, at least semiannually on such dates as will be established by Detroit Edison upon conversion of such remarketed note to such Long Term Rate Mode (or upon remarketing of the remarketed note in a new Interest Rate Period in the Long Term Rate Mode, as the case may be) or Fixed Interest Rate Mode and set forth in the applicable remarketed note in the case of a fixed interest rate, or as described below under “Floating Interest Rates” in the case of a floating interest rate, and on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period, in the case of remarketed notes in the Long Term Rate Mode. Such interest will be payable to the holder thereof as of the related record date, which, for any remarketed note (x) in the Daily or Weekly Interest Rate Mode, is the last calendar day of the month preceding an Interest Payment Date; (y) in the Commercial Paper Term Mode, is the Business Day prior to the related Interest Payment Date; and (z) bearing interest at the Initial Interest Rate or in the Long Term Rate Mode or Fixed Interest Rate Mode, is 15 days prior to the related Interest Payment Date. Except as described below under "Floating Interest Rates," if any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day. If the maturity or date of earlier redemption of any remarked note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such date to the date of payment on the next succeeding Business Day.

      Unless otherwise indicated in the applicable prospectus supplement, interest on the remarketed notes bearing interest in the Daily or Weekly Interest Rate Mode, the Commercial Paper Term Mode or at a floating interest rate during a Long Term Rate Period will be computed on the basis of actual days elapsed over 360; provided that, if an applicable Interest Rate Basis is the CMT Rate or Treasury Rate (each as defined below), interest will be computed on the basis of actual days elapsed over the actual number of days in the year. Interest on the remarketed notes bearing interest at a fixed rate in the Long Term Rate Mode or Fixed Interest Rate Mode will be computed on the basis of a year of 360 days consisting of twelve 30-day months; and interest on the remarketed notes at the Initial Interest Rate will be computed on the basis of (a) actual days elapsed over 360 if the Initial Interest Rate Period is less than one year or (b) a year of 360 days consisting of twelve 30-day months if the Initial Interest Rate Period is one year or more.

      As used in this supplement, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the trustee is located, are authorized or obligated by or pursuant to law or executive order to close; provided, however, that with respect to remarketed notes in the Long Term Rate Mode as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day. “London Business Day” means a day on which commercial banks are open for business (including dealings in the Index Currency (as hereinafter defined)) in London.

      Determination of Interest Rates. The interest rate and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) for any remarketed note will be established by the applicable remarketing agent in a remarketing (as described below) or otherwise not later than the first day of each succeeding Interest Rate Period for such remarketed note, which must be a Business Day (each, an “Interest Rate Adjustment Date”), and will be the minimum rate of interest and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) necessary in the judgment of such remarketing agent to produce a par bid in the secondary market for such remarketed note on the date the interest rate is established. Such rate will be effective for the next succeeding Interest Rate Period for such remarketed note commencing on such Interest Rate Adjustment Date.

      With respect to remarketed notes, in the event that (i) the remarketing agent for such remarketed notes has been removed or has resigned and no successor has been appointed, or (ii) the remarketing agent for such remarketed notes has failed to announce the appropriate interest rate on the Interest Rate Adjustment Date for any such remarketed note for whatever reason, or (iii) the appropriate interest rate or Interest Rate Period cannot be determined for any such remarketed note for whatever reason, all such remarketed notes shall be automatically converted to the Commercial Paper Term Mode with an Interest Rate Period of generally seven days, determined as provided below under “Interest Rate Modes — Commercial Paper Term Period,” and the rate of interest thereon shall be equal to the rate per annum announced by Bank One, National Association (or such other nationally recognized bank located in the United States as Detroit Edison may select) as its prime lending rate (such rate of interest being referred to herein as the “Special Interest Rate”).

      The interest rate on the remarketed notes shall not exceed the “Maximum Rate,” which, unless otherwise indicated in the applicable prospectus supplement, is defined to mean that rate of interest equal to 15% per annum or such higher rate as may be established from time to time by the Board of Directors of Detroit Edison.

      The trustee will, upon request of any beneficial owner of a remarketed note, advise such beneficial owner or the applicable remarketing agent of the interest rate and, in the case of a floating interest rate, the Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to such beneficial owner’s remarketed notes for the next Interest Rate Period. Neither the trustee nor Detroit Edison will otherwise be required to advise beneficial owners of the applicable interest rate.

      The interest rate announced by the remarketing agent, absent manifest error, is binding and conclusive upon the beneficial owners, Detroit Edison and the trustee.

Floating Interest Rates

      While any remarketed note bears interest in the Long Term Rate Mode, Detroit Edison may elect a floating interest rate by providing notice, which will be in or promptly confirmed in writing (which includes facsimile or appropriate electronic media), received by the trustee and the remarketing agent for such remarketed note (the “Floating Interest Rate Notice”) not less than ten (10) days prior to the Interest Rate Adjustment Date for such Long Term Rate Period. The Floating Interest Rate Notice must identify by CUSIP number or otherwise the portion of the remarketed note to which it relates and state the Long Term Rate Period therefor to which it relates. Each Floating Interest Rate Notice must also state the Interest Rate Basis or Bases, the Initial Interest Reset Date, the Interest Reset Period and Dates, the Interest Payment Period and Dates, the Index Maturity and the Floating Rate Maximum Interest Rate and/or Floating Rate Minimum Interest Rate, if any. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Floating Interest Rate Notice will also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below.

      If any remarketed note bears interest at a floating rate in a Long Term Rate Period, such remarketed note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified by the remarketing agent. Commencing on the Interest Rate Adjustment Date for such Long Term Rate Period, the rate at which interest on such remarketed note will be payable will be reset as of each Interest Reset Date during such Long Term Rate Period specified in the applicable Floating Interest Rate Notice.

      The “Spread” is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Long Term Rate Period for such remarketed note. The “Spread Multiplier” is the percentage of the related Interest Rate Basis or Bases applicable to such Long Term Rate Period by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate from time to time for such Long Term Rate Period. The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

      The applicable floating interest rate on any remarketed note during any Long Term Rate Period will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may include (i) the CD Rate, (ii) the CMT Rate, (iii) the Federal Funds Rate, (iv) LIBOR, (v) the Prime Rate, (vi) the Treasury Rate, or (vii) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Floating Interest Rate Notice.

      Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Floating Interest Rate Notice, the interest rate in effect on each day will be: (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date; or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

      The applicable Floating Interest Rate Notice will specify whether the rate of interest will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an “Interest Reset Period”) and the dates on which such rate of interest will be reset (each, an “Interest Reset Date”). Unless otherwise specified in the applicable Floating Interest Rate Notice, the Interest Reset Dates will be, in the case of a floating interest rate which resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Treasury Rate is an applicable Interest Rate Basis, in which case the Tuesday of each week except as described below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year, (v) semiannually, the third Wednesday of the two months specified in the applicable Floating Interest Rate Notice; and (vi) annually, the third Wednesday of the month specified in the applicable Floating Interest Rate Notice.

      The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be the rate determined as of the applicable Interest Determination Date. The “Interest Determination Date” with respect to the Federal Funds Rate and the Prime Rate will be the Business Day immediately preceding the applicable Interest Reset Date; the “Interest Determination Date” with respect to the CD Rate and the CMT Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the “Interest Determination Date” with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the “Interest Determination Date” will be the applicable Interest Reset Date. The “Interest Determination Date” with respect to the Treasury Rate will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, although such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the “Interest Determination Date” shall be such preceding Friday. If the interest rate of any remarketed note is a floating interest rate determined with reference to two or more Interest Rate Bases specified in the applicable Floating Interest Rate Notice, the “Interest Determination Date” pertaining to the remarketed note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the related Interest Reset Date.

      Either or both of the following may also apply to the floating interest rate on any remarketed note for a Long Term Rate Period: (i) a Floating Rate Maximum Interest Rate, or ceiling, that may accrue during any Interest Reset Period and (ii) a Floating Rate Minimum Interest Rate, or floor, that may accrue during any Interest Reset Period. In addition to any Floating Rate Maximum Interest Rate that may apply, the interest rate on any remarketed note will in no event be higher than the Maximum Rate established by Detroit Edison or the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

      Except as provided below or in the applicable Floating Interest Rate Notice, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Floating Interest Rate Notice; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Floating Interest Rate Notice; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Floating Interest Rate Notice and, in each case, on the Business Day immediately following the applicable Long Term Rate Period. If any Interest Payment Date for the payment of interest at a floating rate (other than at maturity or redemption or following the end of the applicable Long Term Rate Period) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

      All percentages resulting from any calculation of floating interest rates will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

      Accrued floating rate interest will be calculated by multiplying the principal amount of the applicable remarketed note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable Interest Reset Period. Unless otherwise specified in the applicable Floating Interest Rate Notice, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if an applicable Interest Rate Basis is the CD Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Floating Interest Rate Notice, if the floating interest rate is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Floating Interest Rate Notice.

      Unless otherwise specified in the applicable Floating Interest Rate Notice, Bank One Trust Company, National Association will be the calculation agent. For any remarketed note bearing interest at a floating rate, the applicable remarketing agent will determine the interest rate in effect from the Interest Rate Adjustment Date for such remarketed note to the initial Interest Reset Date. The calculation agent will determine the interest rate in effect for each Interest Reset Period thereafter. Upon request of the beneficial owner of a remarketed note, after any Interest Rate Adjustment Date, the calculation agent or the remarketing agent will disclose the interest rate and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to such Note then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such remarketed note. Except as described in this supplement with respect to a remarketed note earning interest at floating rates, no notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any) will be sent to the beneficial owner of any remarketed note.

      Unless otherwise specified in the applicable Floating Interest Rate Notice, the “Calculation Date”, if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

      CD Rate. If an Interest Rate Basis for any remarketed note is specified in the applicable Floating Interest Rate Notice as the CD Rate, the CD Rate will be determined as of the applicable Interest Determination Date (a “CD Rate Interest Determination Date”) as:

(1)	the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) (as defined below) under the caption “CDs (secondary market)”, or

(2)	if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”, or

(3)	if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on such Calculation Date, the rate on such CD Rate Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the remarketing agent or its affiliates) selected by the calculation agent, after consultation with Detroit Edison, for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice in an amount that is representative for a single transaction in such market at such time, or

(4)	if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3), the CD Rate in effect on such CD Rate Interest Determination Date.

      “H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

      “H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

      CMT Rate. If an Interest Rate Basis for any remarketed note is specified in the applicable Floating Interest Rate Notice as the CMT Rate, the CMT Rate will be determined by the calculation agent as of the applicable Interest Determination Date (a “CMT Rate Interest Determination Date”) in accordance with the following provisions:

(1)	if “CMT Telerate Page 7051” is specified in the applicable Floating Interest Rate Notice:

(a)	the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) under the caption “Treasury Constant Maturities”, as such yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace such page on such service) (“Telerate Page 7051”) for such CMT Rate Interest Determination Date, or

(b)	if the rate referred to in clause (a) does not so appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity and for such CMT Rate Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”, or

(c)	if the rate referred to in clause (b) does not so appear in H.15(519), the rate on such CMT Rate Interest Determination Date for the period of the Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

(d)	if the rate referred to in clause (c) is not so published, the rate on such CMT Rate Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United

States government securities dealers in The City of New York (each, a “Reference Dealer”) (which may include the remarketing agent or its affiliates) selected by the calculation agent, after consultation with Detroit Edison, (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity, a remaining term to maturity no more than 1 year shorter than the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time, or

(e)	if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on such CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated, or

(f)	if fewer than three prices referred to in clause (d) are provided as requested, the rate on such CMT Rate Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the calculation agent, after consultation with Detroit Edison, (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity greater than the Index Maturity, a remaining term to maturity closest to the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time, or

(g)	if fewer than five but more than two such prices referred to in clause (f) are provided as requested, the rate on such CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated, or

(h)	if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on such CMT Rate Interest Determination Date. If two such United States Treasury securities with an original maturity greater than the Index Maturity have remaining terms to maturity equally close to the Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

(2)	If “CMT Telerate Page 7052” is specified in the applicable Floating Interest Rate Notice:

(a)	the percentage equal to the one-week or one-month, as specified in the applicable Floating Interest Rate Notice, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as such yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7052 (or any other page as may replace such page on such service ) (“Telerate Page 7052”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls, or

(b)	if the rate referred to in clause (a) does not so appear on the Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable Floating Interest Rate Notice, average yield for United States Treasury securities at “constant maturity” having the Index Maturity and for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities”, or

(c)	if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable Floating Interest Rate Notice, average yield for United States Treasury securities at “constant maturity” having the Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls, or

(d)	if the rate referred to in clause (c) is not so published, the rate on such CMT Rate Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the calculation agent (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity, a remaining term to maturity of no more than 1 year shorter than the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time, or

(e)	if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on such CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated, or

(f)	if fewer than three prices referred to in clause (d) are provided as requested, the rate on such CMT Rate Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the calculation agent, after consultation with Detroit Edison, (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity longer than the Index Maturity, a remaining term to maturity closest to the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time, or

(g)	if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on such CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated, or

(h)	if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on such CMT Rate Interest Determination Date.

      If two United States Treasury securities with an original maturity greater than the Index Maturity have remaining terms to maturity equally close to the Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

      Federal Funds Rate. If an Interest Rate Basis for any remarketed note is specified in the applicable Floating Interest Rate Notice as the Federal Funds Rate, the Federal Funds Rate will be determined as of the applicable Interest Determination Date (a “Federal Funds Rate Interest Determination Date”) as:

(1)	the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace such page on such service) (“Telerate Page 120”), or

(2)	if the rate referred to in clause (1) does not so appear on Telerate page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3)	if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on such Calculation Date, the rate on such Federal Funds Rate Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the remarketing agent or its affiliates) selected by the calculation agent, after consultation with Detroit Edison, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date, or

(4)	if the brokers so selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

      LIBOR. If an Interest Rate Basis for any remarketed note is specified in the applicable Floating Interest Rate Notice as LIBOR, LIBOR will be determined by the calculation agent as of the applicable Interest Determination Date (a “LIBOR Interest Determination Date”) in accordance with the following provisions:

(1)	if “LIBOR Telerate” is specified in the applicable Floating Interest Rate Notice or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the related Interest Reset Date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or

(2)	if “LIBOR Reuters” is specified in the applicable Floating Interest Rate Notice, the arithmetic mean of the offered rates calculated by the calculation agent (unless the LIBOR Page by its terms provides only for a single rate, in which case the offered rate) for deposits in the Index Currency having the Index Maturity, commencing on such Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or

(3)	if fewer than two offered rates appear, or if no such rate appears, as applicable, on such LIBOR Interest Determination Date on the LIBOR Page as specified in clause (1) or (2) above, the rate calculated by the calculation agent of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the calculation agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time, or

(4)	if fewer than two quotations referred to in clause (3) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the calculation agent, after consultation with Detroit Edison, for loans in the Index Currency to leading European banks having the Index Maturity specified in the applicable Floating Interest Rate Notice and in a principal amount that is representative for a single transaction in the Index Currency in such market at such time, or

(5)	if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on such LIBOR Interest Determination Date.

      “Index Currency” means the currency specified in the applicable Floating Interest Rate Notice as to which LIBOR shall be calculated or, if no such currency is specified in the applicable Floating Interest Rate Notice, United States dollars.

      “Principal Financial Center” means the capital city of the country to which the Index Currency relates, as applicable, except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan, London (in the case of the Index Currency), Johannesburg and Zurich, respectively.

      “LIBOR Page” means either: (a) if “LIBOR Reuters” is specified in the applicable Floating Interest Rate Notice, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency, or (b) if “LIBOR Telerate” is specified in the applicable Floating Interest Rate Notice or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable Floating Interest Rate Notice as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency.

      Prime Rate. If an Interest Rate Basis for any remarketed note is specified in the applicable Floating Interest Rate Notice as the Prime Rate, the Prime Rate will be determined as of the applicable Interest Determination Date (a “Prime Rate Interest Determination Date”) as:

(1)	the rate on such Prime Rate Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”, or

(2)	if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”, or

(3)	if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on such Calculation Date, the rate on such Prime Rate Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as such bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date, or

(4)	if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., New York City time, on such Calculation Date, the rate on such Prime Rate Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks (which may include Bank One, National Association) in The City of New York selected by the calculation agent, after consultation with Detroit Edison, or

(5)	if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on such Prime Rate Interest Determination Date.

      “Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace the US PRIME 1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

      Treasury Rate. If an Interest Rate Basis for any remarketed note is specified in the applicable Floating Interest Rate Notice as the Treasury Rate, the Treasury Rate will be determined as of the applicable Interest Determination Date (a “Treasury Rate Interest Determination Date”) as:

(1)	the rate from the auction held on such Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable Floating Interest Rate Notice under the caption “INVESTMENT RATE” on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page on such service) (“Telerate Page 56”) or page 57 (or any other page as may replace such page on such service) (“Telerate Page 57”), or

(2)	if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or

(3)	if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on such Calculation Date, the Bond Equivalent Yield of the auction rate of such Treasury Bills as announced by the United States Department of the Treasury, or

(4)	if the rate referred to in clause (3) is not so announced by the United States Department of Treasury or if the Auction is not held, the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5)	if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on such Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6)	if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on such Calculation Date, the rate on such Treasury Rate Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers (which may include the remarketing agent or its affiliates) selected by the calculation agent, after consultation with Detroit Edison, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice, or

(7)	if the dealers so selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

      “Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100

360 – (D x M)

      where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Interest Rate Modes

      The times specified below are subject to extension pursuant to standby remarketing arrangements, if any, as provided herein. See “Remarketing — Interest Rate Adjustment Date; Determination of Interest Rate” below.

      Commercial Paper Term Period. The Interest Rate Period for any remarketed note in the Commercial Paper Term Mode will be a Commercial Paper Term Period, which will be a period of not less than one nor more than 364 consecutive calendar days, as determined by Detroit Edison or, if not so determined, by the remarketing agent for such remarketed note (in its best judgment in order to obtain the lowest interest cost for such remarketed note). Each Commercial Paper Term Period will commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such remarketing agent as the first day of the next Interest Rate Period for such remarketed note. The interest rate for any Commercial Paper Term Period relating to a remarketed note will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such remarketed note which is the first day of each Interest Rate Period for such remarketed note; provided, however, that if such day is not a Business Day, the Interest Rate Adjustment Date for any remarketed note in such Commercial Paper Term Mode shall be the next succeeding day which is a Business Day.

      As used herein, “Commercial Paper Term Mode” means, with respect to any remarketed note, the Interest Rate Mode in which the interest rate on such remarketed note is reset on a periodic basis which shall not be less than one calendar day nor more than 364 consecutive calendar days and interest is paid as provided for such Interest Rate Mode above under “Interest — General”.

      Daily Interest Rate Period. The Interest Rate Period for any remarketed note in the Daily Interest Rate — Mode will commence at the beginning of each Business Day and end at the end of the calendar day preceding the next Business Day. The interest rate for such remarketed notes will be determined each Business Day not later than 9:30 a.m., New York City time, on such day. The Daily Interest Rate Mode shall occur only so long as the remarketed notes are maintained in a book-entry system.

      As used herein, “Daily Interest Rate Mode” means, with respect to any remarketed note, the Interest Rate Mode in which the interest rate on such remarketed note is reset on a daily basis and interest is paid as provided for such Interest Rate Mode above under “Interest — General”.

      Weekly Interest Rate Period. The Interest Rate Period for any remarketed note in the Weekly Interest Rate Mode will be a period approximating one week commencing on any Business Day, as determined by the remarketing agent for such remarketed note, and ending on the day preceding the first day of the next Interest Rate Period for such remarketed note. The interest rate for any remarketed notes in the Weekly Interest Rate Mode will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such remarketed notes, which is the first day of the Interest Rate Period for such remarketed notes.

      As used herein, “Weekly Interest Rate Mode” means, with respect to any remarketed note, the Interest Rate Mode in which the interest rate on such remarketed note is reset on a weekly basis and interest is paid as provided for such Interest Rate Mode above under “Interest — General”.

      Long Term Interest Rate Period. The Interest Rate Period for any remarketed note in the Long Term Rate Mode will be established by Detroit Edison as a period of more than 364 days and less than the Stated Maturity of such remarketed note; provided, however, that such Interest Rate Period must end on the day prior to an Interest Payment Date for such remarketed note; and provided further that, if so provided in a remarketed note in the Long Term Rate Mode and specified at the time of remarketing into a Long Term Rate Period, Detroit Edison may shorten the Interest Rate Period and provide for payment of a premium in respect thereof for any such remarketed note upon written notice to the remarketing agent and the trustee not less than thirty (30) days prior to the date upon which such shortened Interest Rate Period shall expire. Promptly upon the receipt of such notice, and, in any case, not later than the close of business on such date, the trustee will transmit such information to DTC in accordance with DTC’s procedures as in effect from time to time. The interest rate for any remarketed notes in the Long Term Rate Mode will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such remarketed notes. The Interest Rate Adjustment Date for the Long Term Rate Mode is the first day of the Interest Rate Period; provided, however, that if such day is not a Business Day, the Interest Rate Adjustment Date for any remarketed note in such Long Term Rate Mode shall be the next succeeding day which is a Business Day.

      If any remarketed note is subject to early remarketing as provided above, the Interest Rate Period may be shortened by Detroit Edison on any date on and after the Initial Early Remarketing Date, if any, specified in the remarketed note, upon prior written notice as provided above. On and after the Initial Early Remarketing Date, if any, on the Interest Rate Adjustment Date relating to such shortened Interest Rate Period for such remarketed note, Detroit Edison will pay a premium to the tendering beneficial owner of the remarketed note, together with accrued interest, if any, thereon at the applicable rate payable to such Interest Rate Adjustment Date. Unless otherwise specified in the remarketed note, the premium shall be an amount equal to the Initial Early Remarketing Premium specified therein (as adjusted by the Annual Early Remarketing Premium Percentage Reduction, if applicable), multiplied by the principal amount of the remarketed note subject to early remarketing. The Initial Early Remarketing Premium, if any, shall decline at each anniversary of the Initial Early Remarketing Date by an amount equal to the applicable Annual Early Remarketing Premium Percentage Reduction, if any, specified in the remarketed note until the premium is equal to 0.

      As used herein, “Long Term Rate Mode” means, with respect to any remarketed note, the Interest Rate Mode in which the interest rate on such remarketed note is reset in a Long Term Rate Period and interest is paid as provided for such Interest Rate Mode above under “Interest — General” or “Interest — Floating Interest Rates”.

      Fixed Interest Rate Period. The Interest Rate Period for any remarketed note in the Fixed Interest Rate Mode will commence on the date of conversion to such Interest Rate Mode and continue to the Stated Maturity or date of redemption of such remarketed note. The interest rate for remarketed notes in the Fixed Interest Rate Mode will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such remarketed notes, which is the date of conversion to the Fixed Interest Rate Mode for such remarketed notes.

      As used herein, “Fixed Interest Rate Mode” means, with respect to any remarketed note, the Interest Rate Mode in which the interest rate on such remarketed note is determined and in effect until the Stated Maturity or date of redemption of such remarketed note and interest is paid as provided for such Interest Rate Mode above under “Interest — General”.

Conversion

      Conversion From the Daily or Weekly Interest Rate Mode. Any remarketed note in the Daily or Weekly Interest Rate Mode may be converted at the option of Detroit Edison to any Interest Rate Mode on any Interest Rate Adjustment Date for such remarketed note upon receipt by the trustee and the applicable remarketing agent for such remarketed note of notice, confirmed in writing, from Detroit Edison (a “Conversion Notice”) not less than ten (10) days prior to such Interest Rate Adjustment Date stating that, on such Interest Rate Adjustment Date, such remarketed note will be converted to a different Interest Rate Mode and will be subject to mandatory tender by the beneficial owner thereof, as described below under “Tender of Remarketed Notes.” Such notice will contain the new Interest Rate Mode and the date of such conversion (a “Conversion Date”) and will state that such beneficial owner will be deemed to have tendered such remarketed note as of the Conversion Date and will not be entitled to further accrual of interest on such remarketed note after such date. Promptly upon the receipt of such notice, and, in any case, not later than the close of business on such date, the trustee will transmit such information to DTC in accordance with DTC’s procedures as in effect from time to time.

      Conversion from the Commercial Paper Term Mode or Long Term Rate Mode. Any remarketed note in the Commercial Paper Term Mode or the Long Term Rate Mode may be converted at the option of Detroit Edison to the Daily or Weekly Interest Rate Mode or the Fixed Interest Rate Mode on any Interest Rate Adjustment Date for such remarketed note upon receipt by the trustee and the applicable remarketing agent for such remarketed note of notice, confirmed in writing, from Detroit Edison not less than five (5) Business Days prior to such Interest Rate Adjustment Date stating that, on such Interest Rate Adjustment Date, such remarketed note will be converted to the Daily or Weekly Interest Rate Mode or the Fixed Interest Rate Mode, and will be subject to mandatory tender by the beneficial owner thereof, as described below under “Tender of Remarketed Notes.” Such notice will contain the new Interest Rate Mode, the Conversion Date, and will state that such beneficial owner will be deemed to have tendered such remarketed note as of the Conversion Date and will not be entitled to further accrual of interest on such remarketed note after such date. Promptly upon the receipt of such notice, and, in any case, not later than the close of business on such date, the trustee will transmit such information to DTC in accordance with DTC’s procedures as in effect from time to time. Detroit Edison will give a Conversion Notice for conversions within or between the Commercial Paper Term Mode and the Long Term Rate Mode to the trustee and the applicable remarketing agent not less than ten (10) days prior to the Conversion Date.

      Any remarketed note converted to the Fixed Interest Rate Mode will not be subject to any further conversions between Interest Rate Modes.

      Revocation or Change of Conversion Notice or Floating Interest Rate Notice. Detroit Edison may, upon written notice received by the trustee and the applicable remarketing agent and DTC, revoke any Conversion Notice or Floating Interest Rate Notice or change the Interest Rate Mode to which such Conversion Notice relates or change any Floating Interest Rate Notice up to 9:30 a.m., New York City time, on the Conversion Date.

      Limitation on Conversion, Change of Conversion Notice or Floating Interest Rate Notice and Revocation. Notwithstanding the foregoing, Detroit Edison may not, without the consent of the applicable remarketing agent, convert any remarketed note or revoke or change any Conversion Notice or Floating Interest Rate Notice at or after the time at which such remarketing agent has determined the interest rate, or Spread (if any) and Spread Multiplier (if any), for any remarketed note being remarketed (i.e., the time at which such remarketed note has been successfully remarketed, subject to settlement on the related Interest Rate Adjustment Date). The remarketing agent will advise Detroit Edison of indicative rates from time to time, or at any time upon the request of Detroit Edison, prior to making such determination of the interest rate, Spread or Spread Multiplier, as the case may be.

Tender of Remarketed Notes

      Demand Tender Option for Remarketed Notes in the Daily or Weekly Interest Rate Mode. Unless otherwise indicated in the applicable prospectus supplement, any remarketed note in the Daily or Weekly Interest Rate Mode will be subject to tender and purchase upon demand by the beneficial owner thereof on any Business Day selected by such beneficial owner as hereinafter provided, at the purchase price of par plus accrued interest, upon notice to the applicable remarketing agent and to such beneficial owner’s DTC participant on a Business Day not later than (i) one (1) Business Day prior to the specified purchase date, in the case of any remarketed note in the Daily Interest Rate Mode, or (ii) seven (7) days prior to the specified purchase date, in the case of any remarketed note in the Weekly Interest Rate Mode; provided, however, that in either such case if the date selected for purchase is not a Business Day, the purchase date shall be the next succeeding Business Day. Such notice shall (A) state the principal amount (or portion thereof) of such remarketed note to be purchased, (B) state the purchase date on which such remarketed note will be purchased, and (C) irrevocably request such purchase. Upon giving such notice, the beneficial owner of such remarketed note will be deemed to have irrevocably tendered such remarketed note for remarketing as described below. beneficial owners may only tender remarketed notes in amounts of $100,000 and integral multiples thereof and no remarketed notes will be purchased in part if such partial purchase would result in the principal amount of any remarketed notes of such beneficial owner outstanding being in any denomination of less than $100,000 or an integral multiple thereof.

      Mandatory Tender of Remarketed Notes at the Initial Interest Rate or in the Long Term Rate Mode or Commercial Paper Term Mode. Unless otherwise indicated in the applicable prospectus supplement, any remarketed note bearing interest at the Initial Interest Rate or in the Long Term Rate Mode or in the Commercial Paper Term Mode will be automatically tendered for purchase, or deemed tendered for purchase, on each Interest Rate Adjustment Date relating thereto. Remarketed notes will be purchased on the Interest Rate Adjustment Date relating thereto as described below. See “Remarketing” below.

Remarketing

      When any remarketed note is tendered for remarketing, the remarketing agent therefor will use its best efforts to remarket such remarketed note on behalf of the beneficial owner thereof at a price equal to 100% of the principal amount thereof (plus accrued interest, if any, in the case of remarketed notes bearing interest in a Daily or Weekly Interest Rate Mode). The remarketing agent may purchase tendered remarketed notes for its own account in a remarketing, but will not be obligated to do so. Detroit Edison may offer to purchase remarketed notes in a remarketing, provided that the interest rate established with respect to remarketed notes in such remarketing is not different from the interest rate that would have been established if Detroit Edison had not purchased such remarketed notes. Any remarketed notes for which Detroit Edison shall have given a notice of redemption shall not be considered in a remarketing.

      Interest Rate Adjustment Date; Determination of Interest Rate. By 11:00 a.m., New York City time (or 9:30 a.m., New York City time, in the case of any remarketed note in the Daily Interest Rate Mode), on the Interest Rate Adjustment Date for any remarketed note, the remarketing agent will determine the interest rate for such remarketed note being remarketed to the nearest one hundred-thousandth (0.00001) of one percent per annum for the next Interest Rate Period; provided, that between 11:00 a.m., New York City time (or 9:30 a.m., New York City time, in the case of any remarketed note in the Daily Interest Rate Mode) and 11:50 a.m., New York City time, the remarketing agent and standby remarketing agent (if any) shall use their best efforts to determine the interest rate for any remarketed notes not successfully remarketed as of the applicable deadline specified in this paragraph. In determining the applicable interest rate for such remarketed note and other terms, the remarketing agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all remarketed notes of such series tendered or to be tendered on such date and the principal amount of such remarketed notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such remarketed notes.

      Notification of Results; Settlement. By 12:30 p.m., New York City time, on the Interest Rate Adjustment Date for any remarketed notes, the applicable remarketing agent will notify Detroit Edison and the trustee in writing (which may include facsimile or other electronic transmission), of (i) the interest rate or, in the case of a floating interest rate, the initial interest rate, the Spread and Spread Multiplier and the Initial Interest Reset Date, applicable to such remarketed notes for the next Interest Rate Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment Dates, for any remarketed notes in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date), the Long Term Rate Mode or the Fixed Interest Rate Mode, (iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of a remarketing into a Long Term Rate Period, (v) the aggregate principal amount of tendered remarketed notes, and (vi) the aggregate principal amount of such tendered remarketed notes which the remarketing agent and the standby remarketing agent, if any, were able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Immediately after receiving such notice and, in any case, not later than 1:30 p.m., New York City time, the trustee will transmit such information and any other settlement information required by DTC to DTC in accordance with DTC’s procedures as in effect from time to time.

      By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable remarketing agent will advise each purchaser of such remarketed notes (or the DTC participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such remarketed notes that such purchaser is to purchase.

      Each purchaser of remarketed notes in a remarketing will be required to give instructions to its DTC participant to pay the purchase price therefor in same day funds to the applicable remarketing agent against delivery of the principal amount of such remarketed notes by book entry through DTC by 3:00 p.m., New York City time, on the Interest Rate Adjustment Date. Any remarketed notes bearing interest in the Daily or Weekly Interest Rate Mode for the Interest Rate Period immediately preceding a remarketing will be settled at a price of 100% of the principal amount thereof plus accrued interest from the most recent Interest Payment Date therefor to the date of settlement.

      All tendered remarketed notes will be automatically delivered to the account of the trustee (or such other account meeting the requirements of DTC’s procedures as in effect from time to time), by book entry through DTC against payment of the purchase price or redemption price therefor, on the Interest Rate Adjustment Date relating thereto.

      The applicable remarketing agent will make, or cause the trustee to make, payment to the DTC participant of each tendering beneficial owner of remarketed notes subject to a remarketing, by book entry through DTC by the close of business on the Interest Rate Adjustment Date against delivery through DTC of such beneficial owner’s tendered remarketed notes, of: (i) the purchase price for tendered remarketed notes that have been sold in the remarketing, and (ii) if any such remarketed notes were purchased pursuant to a Special Mandatory Purchase, subject to receipt of funds from Detroit Edison or the Liquidity Provider (if any), as the case may be, the trustee will make such payment of the purchase price of such remarketed notes plus, in each case, accrued interest, if any, to such date.

      The transactions described above for a remarketing of any remarketed notes will be executed on the Interest Rate Adjustment Date for such remarketed notes through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants will be debited and credited and such remarketed notes delivered by book entry as necessary to effect the purchases and sales thereof, in each case as determined in the related remarketing.

      Except as otherwise set forth herein under “Failed Remarketing,” any remarketed notes tendered in a remarketing will be purchased solely out of the proceeds received from purchasers of such remarketed notes in such remarketing, and neither the trustee, the applicable remarketing agent for such remarketed notes nor any standby remarketing agent, if any, or Detroit Edison will be obligated to provide funds to make payment upon any beneficial owner’s tender in a remarketing.

      Although tendered remarketed notes will be subject to purchase by the remarketing agent in remarketing, such remarketing agent and any standby remarketing agent will not be obligated to purchase any such remarketed notes.

      The remarketing procedures set forth above will apply to all remarketed notes except to the extent otherwise indicated in the applicable prospectus supplement for such remarketed notes. The settlement and remarketing procedures described above, including provisions for payment by purchasers of tendered remarketed notes or for payment to selling beneficial owners of tendered remarketed notes, may be modified to the extent required by DTC. In addition, the remarketing agent may, in accordance with the terms of the Indenture, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.

      As long as DTC’s nominee holds the certificates representing any remarketed notes in the book entry system of DTC, no certificates for such remarketed notes will be delivered by any selling beneficial owner to reflect any transfer of such remarketed notes effected in any remarketing.

      Failed Remarketing. Unless otherwise provided in the applicable prospectus supplement, remarketed notes not successfully remarketed will be subject to Special Mandatory Purchase. The obligation of Detroit Edison to effect a Special Mandatory Purchase of the remarketed notes (the “Special Mandatory Purchase Right”) can be satisfied either directly by Detroit Edison or through a Liquidity Provider (as hereinafter defined). By 12:00 o’clock noon, New York City time, on any Interest Rate Adjustment Date, the applicable remarketing agent for such remarketed notes will notify the Liquidity Provider, if any, the trustee and Detroit Edison by telephone or facsimile, confirmed in writing, of the principal amount of remarketed notes that such remarketing agent and the applicable standby remarketing agent, if any, were unable to remarket on such date. In the event that Detroit Edison has entered into a standby note purchase agreement (as hereinafter defined) which is in effect on such date, such notice will constitute a demand for the benefit of Detroit Edison to the Liquidity Provider to purchase such unremarketed remarketed notes at a price equal to the outstanding principal amount thereof pursuant to the terms of such standby note purchase agreement. If a standby note purchase agreement is not in effect on such date, or if the Liquidity Provider fails to advance funds under the standby note purchase agreement, Detroit Edison will be required to purchase such unremarketed remarketed notes. In each case Detroit Edison will pay all accrued and unpaid interest, if any, on unremarketed remarketed notes to such Interest Rate Adjustment Date. Payment of the principal amount of unremarketed remarketed notes by Detroit Edison or the Liquidity Provider, as the case may be, and payment of accrued and unpaid interest, if any, by Detroit Edison, shall be made by deposit of same-day funds with the trustee (or such other account meeting the requirements of DTC’s procedures as in effect from time to time) irrevocably in trust for the benefit of the beneficial owners of remarketed notes subject to Special Mandatory Purchase, by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. See “Purchase and Redemption of remarketed notes” below.

      The Remarketing Agent. Detroit Edison and the remarketing agent for remarketed notes will enter into a remarketing agreement, a form of which has been filed as an exhibit to the Registration Statement of which the prospectus is a part. The summaries below are summaries of certain provisions of the form of remarketing agreement and do not purport to be complete and are subject to, and qualified in their entirety by, the provisions of the remarketing agreement.

      For its services in determining the interest rate and remarketing remarketed notes, the remarketing agent will receive from Detroit Edison a fee to be determined at the time of execution of the remarketing agreement. The remarketing agent may pay to selected broker-dealers, including any standby remarketing agent, a portion of any fees it receives from Detroit Edison for its services as remarketing agent reflecting remarketed notes sold through such broker-dealers to purchasers in remarketings.

      Detroit Edison will agree to indemnify the remarketing agent and the standby remarketing agent against certain liabilities, including liabilities under the Securities Act of 1933, arising out of or in connection with its duties under the remarketing agreement.

      The remarketing agreement will provide that Detroit Edison may in its absolute discretion replace the remarketing agent by giving 30 days prior notice to the remarketing agent and the trustee, such replacement to be effective upon Detroit Edison’s appointment of a successor to perform the services of the remarketing agent under the remarketing agreement. The remarketing agreement will also provide (if applicable) that Detroit Edison reserves the right to appoint or replace any standby remarketing agent at any time.

      The remarketing agreement will also provide that the remarketing agent or (if applicable) any standby remarketing agent may resign at any time as remarketing agent, such resignation to be effective 30 days after the delivery to Detroit Edison and the trustee of notice of such resignation. In such case, it shall be the sole obligation of Detroit Edison to appoint a successor remarketing agent.

Purchase and Redemption of Remarketed Notes

      Special Mandatory Purchase. Unless otherwise provided in the applicable prospectus supplement, remarketed notes which have not been remarketed by 12 o’clock noon, New York City time, on an Interest Rate Adjustment Date for such remarketed notes will be purchased by Detroit Edison directly or through a Liquidity Provider pursuant to the Special Mandatory Purchase Right. In such event, either Detroit Edison or, subject to the terms and conditions of a standby note purchase agreement, if any, which may be in effect on such date, the Liquidity Provider, will deposit same-day funds in the account of the trustee (or such other account meeting the requirements of DTC’s procedures as in effect from time to time) irrevocably in trust for the benefit of the beneficial owners of the remarketed notes subject to Special Mandatory Purchase in trust for the benefit of the beneficial owners of remarketed notes subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. Such funds shall be in an amount sufficient to pay the aggregate purchase price of such unremarketed remarketed notes, equal to 100% of the principal amount thereof. In the event a standby note purchase agreement is in effect but the Liquidity Provider shall fail to advance funds for whatever reason thereunder, Detroit Edison will be obligated to purchase such unremarketed remarketed notes on such Interest Rate Adjustment Date. Detroit Edison will be responsible for paying the accrued interest, if any, on such remarketed notes by depositing sufficient same-day funds therefor with the trustee (or such other account meeting the requirements of DTC’s procedures as in effect from time to time) by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. See “The Standby Note Purchase Agreement” in the prospectus.

      Remarketed notes purchased by the Liquidity Provider (“Purchased Notes”) shall bear interest at the rates and be payable on the dates as may be agreed upon by Detroit Edison and the Liquidity Provider, but in no event shall such rate be more than the Maximum Rate. Upon purchase of any remarketed note by the Liquidity Provider, all interest accruing thereon from the last date for which interest was paid shall accrue for the benefit of and be payable to the Liquidity Provider. Unless an event of default under the standby note purchase agreement occurs, the remarketing agent for such remarketed notes shall, subject to compliance with applicable securities laws, continue its remarketing efforts with respect to Purchased Notes until the earlier to occur of a successful remarketing of such Purchased Notes or the expiration of the standby note purchase agreement. All Purchased Notes that have been remarketed will be subject to Special Mandatory Purchase Rights when held by subsequent purchasers. In the event the Liquidity Provider holds Purchased Notes on the date the standby note purchase agreement expires, Detroit Edison will be required to purchase such remarketed notes on such date at a purchase price equal to the principal amount thereof plus accrued interest thereon to the purchase date. Such remarketed notes will remain outstanding and enjoy the benefits of the Indenture until such time as Detroit Edison delivers certificates for the remarketed notes to the trustee for cancellation.

      Optional Redemption While Remarketed Notes are in the Daily or Weekly Interest Rate Mode or Commercial Paper Term Mode. Unless otherwise provided in the applicable prospectus supplement, any remarketed notes in the

Daily or Weekly Interest Rate Mode or in the Commercial Paper Term Mode are subject to redemption at the option of Detroit Edison in whole or in part on any Interest Rate Adjustment Date relating thereto, upon 30 days notice to the holders thereof at a redemption price equal to the aggregate principal amount of such remarketed notes to be redeemed plus accrued interest thereon to the redemption date.

      Redemption While Remarketed Notes are in the Long Term Rate Mode. Unless otherwise provided in the applicable prospectus supplement, any remarketed notes in the Long Term Rate Mode are subject to redemption at the option of Detroit Edison at the times and upon the terms specified at the time of conversion to or within such Long Term Rate Mode and as set forth in the remarketed note relating thereto.

      Redemption While remarketed notes are in the Fixed Interest Rate Mode. Unless otherwise provided in the applicable prospectus supplement, any remarketed notes in the Fixed Interest Rate Mode will be subject to redemption at the option of Detroit Edison or pursuant to a sinking fund at the times and upon the terms specified at the time of conversion to such Fixed Interest Rate Mode.

      Allocation. Except in the case of a Special Mandatory Purchase, if the remarketed notes are to be redeemed in part, DTC, after receiving notice of redemption specifying the aggregate principal amount of remarketed notes to be so redeemed, will determine by lot (or otherwise in accordance with the procedures of DTC) the principal amount of such remarketed notes to be redeemed from the account of each DTC participant. After making its determination as described above, DTC will give notice of such determination to each DTC participant from whose account such remarketed notes are to be redeemed. Each such DTC participant, upon receipt of such notice, will in turn determine the principal amount of remarketed notes to be redeemed from the accounts of the beneficial owners of such remarketed notes for which it serves as DTC participant, and give notice of such determination to the remarketing agent.